                                                  Issuer Free Writing Prospectus
                                                      Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                          Dated: October 5, 2011

EMERALD(TM) Indices
Equity MEan Reversion ALpha inDex(tm)

US and Emerging Markets

September 30, 2011
                               [GRAPHIC OMITTED]
                                                           A Passion to Perform.
                                                                             p00

EMERALD(TM) Strategy
Equity MEan Reversion ALpha inDex(tm) US and Emerging Markets

The mean-reversion strategy (the "Strategy") that underlies EMERALD and EMERALD
EM (the "Indices") seeks to capture returns from mean-reversion in the price of an underlying asset during the course of a single week

The tendency for daily returns of an asset to be followed by daily returns in the opposite direction (or mean-revert) is referred to as negative serial correlation. For an asset displaying such a tendency, the net weekly change (or
"weekly" volatility) would under-represent the amount the asset moved during the week (or "daily" volatility)

Illustration: In the S-P 500([R]) Index, in the fall of 2008 brief but sharp rallies interrupted the dramatic sell-off frequently. Volatility observed daily topped 70%, but volatility observed weekly registered around 50%.(1)

                               [GRAPHIC OMITTED]

(1) This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 1

EMERALD(TM) Strategy
Equity MEan Reversion ALpha inDex(tm) US and Emerging Markets

Each Strategy's performance is tied to the spread between "daily" volatility and
"weekly" volatility

In the S-P 500[R], volatility observed daily has exceeded volatility observed weekly over the past 11 years approx. 87% of the time(1)

In the iShares MSCI Emerging Markets Index Fund (EEM), volatility observed daily has exceeded volatility observed weekly over the past 7 years approx. 77% of the time; over the past 5 years, that has occurred 96% of the time(2)

The Strategy seeks to monetize these negative serial correlations by periodically buying "daily" volatility and sell "weekly" volatility on the S-P
500 or EEM, as applicable, in equal notional amounts

The Indices offer a unique risk profile that may offset market risk

--   The Indices have risen steadily with infrequent drawdowns that were generally quickly recovered
--   Significant positive returns in 2007-2008 (based on retrospective calculation, not actual returns) demonstrate the value the Indices can offer during periods of market turmoil (see charts on following pages)

(1) Daily and weekly volatilities of the S-P 500[R] Index were observed over rolling 6-month periods from March 1998 to December 2010
(2) Daily and weekly volatilities of EEM were observed over rolling 6-month periods from April 2003 to December 2010 and January 2006 to December 2010
Note: EMERALD did not exist prior to October 12, 2009. EMERALD EM did not exist prior to January 13, 2011. All results prior to those dates were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of EMERALD or EMERALD EM does not reflect fees and/or costs.
Source: Deutsche Bank, 2011.
                                                                          Page 2

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EMERALD(TM) (based on S-P 500[R])

Index Returns (from March 16, 1998)
-----------------------------------
[GRAPHIC OMITTED]

Annual Returns
--------------
[GRAPHIC OMITTED]

Performance Analysis (from March 16, 1998)
---------------------------------------------------------
                                  EMERALD      S-P 500[R]
---------------------------------------------------------
Annualized Returns                  5.5%         0.3%
Volatility (Weekly Returns)         8.0%        19.6%
Sharpe Ratio (3%)                   0.69          N/A
---------------------------------------------------------
Max. Drawdown (Monthly Returns)     -7.8%       -52.6%
   Start Date                     31-Jul-98   30-Nov-07
   End Date                      30-Sep-98    31-Mar-10
---------------------------------------------------------
Max/Min Returns
   Rolling 12 Months            38.5%/-12.2% 68.3%/-47.7%
   Rolling 3 Months             25.5%/-13.8% 39.3%/-41%
---------------------------------------------------------
Rolling 12 Months
   % Positive                       88%          64%
   % Negative                       12%          36%
  Average                           6.2%         2.4%
  Median                            4.0%         7.2%
---------------------------------------------------------
Correlation (Weekly Returns)                     0.23
---------------------------------------------------------

--------------------------------------------------------------------------------
Monthly Returns Analysis (shaded area is actual historical results)
--------------------------------------------------------------------------------
    1999  2000  2001  2002 2003  2004  2005  2006 2007  2008 2009  2010  2011
--------------------------------------------------------------------------------
Jan  0.3%  2.0%  3.9%  2.2% -0.4%  1.2%  0.0% -0.3%  1.1% -1.6%  0.5% -0.8%  0.9%
Feb  1.8%  1.1% -0.7%  0.9%  0.9%  0.8%  1.0%  0.2% -0.4%  0.6%  0.2%  1.7%  0.2%
Mar  0.3% -0.3%  0.5% -0.6% -0.8% -0.5% -0.2%  0.4% -2.6%  4.2% -0.5% -0.8%  1.1%
Apr -1.1%  2.3%  1.0%  0.4%  1.9% -0.2%  2.1%  0.4% -0.6%  0.4%  2.0%  1.8% -0.8%
May  1.7%  0.4% -0.5%  4.1%  0.2%  0.3% -0.2% -2.1%  1.0%  0.2%  0.8%  1.7%  0.5%
Jun -0.9% -0.3% -0.3%  0.2% -0.1%  1.1%  0.3%  2.5%  1.0%  1.0%  0.3% -0.3%  0.5%
Jul -1.2% -0.1%  0.9% -5.5%  2.5%  0.3%  0.6%  0.3% -1.6%  3.2% -2.3% -0.8% -2.2%
Aug -1.0%  0.2%  0.1%  2.8% -0.1% -0.1%  1.4% -0.5%  5.7%  3.5%  0.3%  0.2% -1.6%
Sep  1.3%  1.1% -6.7%  0.5%  0.0%  0.9%  0.3%  0.1%  0.7% 17.5% -0.7%  0.0%  1.5%
Oct -2.6%  0.9% -0.4%  0.0%  0.1% -1.4%  2.3%  0.3%  0.2% -1.4%  0.9%  0.7%
Nov  0.4%  0.4%  0.6%  1.4%  0.5% -1.0% -2.0%  0.8%  2.6%  1.3%  0.5%  0.1%
Dec  0.6%  0.6%  0.3%  0.7%  0.1%  1.5%  0.9%  0.1%  0.6%  2.5%  0.4% -0.3%
--------------------------------------------------------------------------------
Ann
Ret -0.4%  8.7% -1.7%  7.0%  4.6%  2.9%  6.7%  2.2%  7.9% 34.7%  2.4%  3.1%  0.2%
--------------------------------------------------------------------------------

Note: EMERALD did not exist prior to October 12, 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how the index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 3

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EMERALD(TM)
EMERALD as an Overlay to an Equity Portfolio

Adding EMERALD to an equity portfolio can enhance returns and potentially lower volatility

"S-P[R] + EMERALD" assumes $100 investment in S-P 500[R] plus $100 exposure to
EMERALD starting on March 16, 1998

Annualized Returns
-- S-P 500[R]: 0.3%
-- EMERALD: 5.5%
-- S-P[R] + EMERALD: 5.6%

Volatility (weekly returns)
-- S-P 500[R]: 19.6% EMERALD: 8.0%
-- S-P[R] + EMERALD: 18.3%

[GRAPHIC OMITTED]

Note: EMERALD did not exist prior to October 12, 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how the index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 4

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EMERALD(TM) EM (based on EEM)

Index Returns (from December 31, 2005)
--------------------------------------
[GRAPHIC OMITTED]

Annual Returns
--------------
[GRAPHIC OMITTED]

Performance Analysis (from December 31, 2005)
--------------------------------------------------------------
                                EMERALD EM   iShares MSCI EM
--------------------------------------------------------------
Annualized Returns                 13.1%          3.1%
Volatility (Weekly Returns)        12.7%          34.3%
Sharpe Ratio (2.2%)                 1.03           0.03
--------------------------------------------------------------
Max. Drawdown (Monthly Returns)     -6.7%        -61.8%
   Start Date                     28-Apr-06     30-Nov-07
   End Date                       31-Jan-07     31-Aug-11
--------------------------------------------------------------
Max/Min Returns
   Rolling 12 Months            57.7%/-15.3% 123.5%/-65.3%
   Rolling 3 Months             34.7%/-19.2%  71.2%/-54.7%
--------------------------------------------------------------
Rolling 12 Months
   % Positive                       98%            73%
   % Negative                        2%            27%
  Average                          17.6%          13.5%
  Median                           10.9%          16.2%
--------------------------------------------------------------
Correlation (Weekly Returns)                       0.16
--------------------------------------------------------------

Monthly Returns Analysis (shaded area is actual historical results)
--------------------------------------------------------------------------------
         2006  2007  2008  2009  2010  2011
--------------------------------------------------------------------------------
  Jan    -1.8%  2.8% -0.3%  0.3% -2.7%  1.0%
  Feb     3.3%  1.7%  0.4%  0.5%  2.6%  2.5%
  Mar     0.6% -1.7%  5.6%  1.6% -0.5% -0.3%
  Apr    -1.0% -0.4%  0.3%  1.3%  1.2% -0.4%
  May    -5.7%  2.3%  0.0% -0.6%  3.6%  0.0%
  Jun    -0.1%  0.2%  2.1%  0.0%  0.7%  1.6%
  Jul     1.5%  2.3%  3.3% -1.7% -0.3%  0.0%
  Aug     0.2%  2.7%  3.0%  1.0%  0.3% -5.1%
  Sep     1.2% -0.9% 20.8% -1.5% -0.6%  1.0%
  Oct     1.4%  1.1%  3.5%  2.1%  2.1%
  Nov     0.9%  7.7%  3.0%  2.1%  0.6%
  Dec    -0.6%  0.4%  0.6%  1.1%  0.3%
--------------------------------------------------------------------------------
Ann. Ret -0.4% 19.4% 49.0%  6.5%  7.4%  0.1%
--------------------------------------------------------------------------------

Note: EMERALD EM did not exist prior to January 13, 2011. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how the index will perform in the future. The performance of EMERALD EM does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 5

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EMERALD(TM) EM
EMERALD EM as an Overlay to an EM Equity Portfolio

Adding EMERALD EM to an emerging markets equity portfolio can enhance returns and potentially lower volatility

"EEM + EMERALD" assumes $100 investment in iShares MSCI EM Fund (EEM) plus $100 exposure to EMERALD EM starting on December 31, 2005

Annualized Returns
-- EEM: 3.1%
-- EMERALD EM: 13.1%
-- EEM + EMERALD: 14.9%

Volatility (weekly returns)
-- EEM: 34.4% EMERALD: 12.7%
-- EEM + EMERALD: 28.2%

[GRAPHIC OMITTED]

Note: EMERALD EM did not exist prior to January 13, 2011. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how the index will perform in the future. The performance of EMERALD EM does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 6

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EMERALD(TM) Strategy
Index Construction

The Indices are calculated from daily and weekly returns (1) of S-P for EMERALD and EEM for EMERALD EM

Each index combines the equally -weighted returns of 5 Sub-Indices, one for each day of the week: Monday, Tuesday, Wednesday, Thursday, Friday Let's look at the Monday sub-index:

-- The sub-index's return from one Monday to the next will be based on the following:
   + Add 5 daily returns: Mon-Tue, Tue-Wed, Wed-Thu, Thu-Fri, Fri-Mon
   - Subtract 1 weekly return: Mon-Mon

-- In the middle of the week, say Thursday, the sub-index's return week-to-date
   (from last Monday) will be based on the following:
   + Add 3 daily returns: Mon-Tue, Tue-Wed, Wed-Thu
   - Subtract 1 week-to-date return: Mon-Thu

See next page for a graphical illustration

(1) Daily and weekly returns are calculated as squared natural log (LN)
returns.
The daily-observed volatility of each Sub-Index, which is calculated from the daily returns, is scaled by a factor of 0.98 in the case of EMERALD and 0.97 in the case of EMERALD EM, which are intended to approximate the costs and expenses of hedging exposure to the underlying Strategy. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day in the case of EMERALD and 1.5 basis points (0.015%) per trading day in the case of EMERALD EM.
                                                                          Page 7

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EMERALD(TM) Strategy
Index Construction -- Monday Sub-Index Example

Monday Sub-Index progression from Monday to following Monday

                               [GRAPHIC OMITTED]

Daily and weekly returns are calculated as squared natural log (LN) returns
                                                                          Page 8

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EMERALD(TM) Strategy

Index Construction -- Volatility Control

Each Index rebalances frequently to maintain consistent exposure through periods of changing volatility

The notional of each Sub-Index is rebalanced weekly based on volatility levels at the time

Exposure is decreased when volatilit y is high and increased when volatility is low

This seeks to stabilize the volatility of the Indices and limit dramatic fluctuations in highly volatile markets while continuing to generate returns during periods of low volatility

[GRAPHIC OMITTED]

Note: EMERALD did not exist prior to October 12, 2009; EMERALD EM did not exist prior to January 13, 2011. All results prior to those dates were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                          Page 9

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EMERALD(TM) Strategy
Period Analysis

Historically, the EMERALD Strategies have generally performed well in both up and down markets. Below we take a look at overall and best and worst periods for S-P and EEM and the corresponding EMERALD Strategy returns.

-------------------------------------------------------------------------------------------------------------------------------------
3-month Return EMERALD Returns   6-month Return EMERALD Returns   3-month Return EMERALD Returns   6-month Return EMERALD Returns
 Comparison(1) During S-P Period  Comparison(1) During S-P Period  Comparison(1) During EEM Period  Comparison(1) During EEM Period
-------------------------------------------------------------------------------------------------------------------------------------
 S-P Returns     % Pos  % Neg     S-P Returns     % Pos  % Neg     EEM Returns     % Pos  % Neg     EEM Returns      % Pos % Neg
-------------------------------------------------------------------------------------------------------------------------------------
  % Pos 58%         75%   25%     % Pos 61%          75%   25%      % Pos 66%         84%   16%     % Pos 69%          91%    9%
  % Neg  42%        77%   23%     % Neg 39%          83%   17%      % Neg 34%         86%   14%     % Neg 31%          84%   16%
-------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------
5 Worst 3-month S-P Returns(2) 5 Worst 6-month S-P Returns(2) 5 Worst 3-month EEM Returns(2) 5 Worst 6-month EEM Returns(2)
-------------------------------------------------------------------------------------------------------------------------------------
                                                                                   EMERALD                      EMERALD
 Start End      S-P    EMERALD  Start  End    S-P   EMERALD  Start  End    EEM       EM    Start   End    EEM     EM
-------------------------------------------------------------------------------------------------------------------------------------
Aug-08 Nov-08 -30.1%    17.4%  Aug-08 Feb-09 -42.7%  21.0%  Aug-08 Nov-08 -42.7%    28.8%  May-08 Nov-08 -54.4%  39.8%
Nov-08 Feb-09 -18.0%     3.1%  Mar-02 Sep-02 -28.9%   2.3%  May-08 Aug-08 -20.5%     8.5%  Oct-07 Apr-08 -12.1%  14.6%
Jun-02 Sep-02 -17.6%    -2.3%  Sep-00 Mar-01 -19.2%   5.8%  Oct-07 Jan-08 -18.0%     7.8%  Dec-09 Jun-10 -10.1%   4.8%
Jun-01 Sep-01 -15.0%    -5.8%  Apr-01 Oct-01 -15.2%  -6.9%  Mar-10 Jun-10 -11.4%     5.6%  Jan-06 Jul-06  -4.6%  -1.5%
Mar-02 Jun-02 -13.7%     4.7%  Sep-07 Mar-08 -13.4%   6.7%  Apr-06 Jul-06  -8.8%    -4.4%  Dec-10 Jun-11   0.0%   4.4%
-------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------------
5 Best 3-month S-P Returns(2) 5 Best 6-month S-P Returns(2) 5 Best 3-month EEM Returns(2) 5 Best 6-month EEM Returns(2)
-------------------------------------------------------------------------------------------------------------------------------------
                                                                                EMERALD                       EMERALD
 Start  End    S-P   EMERALD  Start  End    S-P   EMERALD  Start  End    EEM       EM    Start  End    EEM      EM
Feb-09 May-09 25.0%    2.4%  Feb-09 Aug-09 38.8%    0.6%  Feb-09 May-09  56.7%    2.4%  Feb-09 Aug-09  66.3%    1.4%
Aug-98 Nov-98 21.6%    7.1%  Aug-98 Feb-99 29.4%    9.6%  Jul-07 Oct-07  25.3%    3.0%  Apr-07 Oct-07  38.3%    7.9%
Jun-09 Sep-09 15.0%   -2.8%  Aug-10 Feb-11 26.5%    1.7%  Jun-09 Sep-09  20.7%   -2.2%  Jun-10 Dec-10  27.6%    2.5%
Mar-03 Jun-03 14.9%    1.9%  Feb-03 Aug-03 19.8%    3.6%  Jun-10 Sep-10  20.0%   -0.6%  Jun-06 Dec-06  22.0%    4.6%
Sep-99 Dec-99 14.5%   -1.6%  Sep-99 Mar-00 16.8%    1.2%  Sep-06 Dec-06  18.0%    1.7%  Aug-09 Feb-10  10.3%    3.9%
-------------------------------------------------------------------------------------------------------------------------------------

(1) Monthly -rolling periods based on month-end returns
(2) Non-overlapping periods based on month-end returns (i.e., the start date of one period cannot be earlier than the end date of another period)
Note: EMERALD did not exist prior to October 12, 2009; EMERALD EM did not exist prior to January 13, 2011. All results prior to those dates were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of the Strategies do not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011
                                                                         Page 10

Risk Factors

NEGATIVE SERIAL CORRELATION STRATEGY RISK -- The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week, and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. The Strategy aims to monetize any negative serial correlation exhibited by the S-P 500[R] Index or the iShares MSCI Emerging Market Index
Fund ("EEM"), respectively, by periodically buying daily volatility and selling weekly volatility on the S-P 500[R] Index or the iShares MSCI Emerging Market
Index Fund ("EEM"), respectively, in equal notional amounts. The Indices will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S-P 500[R] Index or EEM will exist at any time, and thus no assurance that the Indices will appreciate. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, the Indices to fail to perform as expected.
Furthermore, the Indices each employ the methodology described herein to implement its underlying Strategy. The return on any securities linked to one or both of the Indiceds is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S-P 500[R] Index or EEM. Investors in such securities linked to one or both of the Indices will not benefit from any results determined on the basis of any such alternative measure.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE STRATEGIES, MAY ADJUST
EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST
-- Deutsche Bank AG, London Branch is the sponsor of the Indices (the "Index
Sponsor") and will determine whether there has been a market disruption event with respect to the Indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the Indices. The Index Sponsor carries out calculations necessary to promulgate the Indices and maintains some discretion as to how such calculations are made.
In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Indices in the event the regular means of determining the
Indices is unavailable at the time a determination is scheduled to take place.
There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the
Indices. Any of these actions could adversely affect the value of securities or options linked to the Indices. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the Indices in calculating or revising the Indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the
Indices or the Strategy reflected by the Indices (or any transaction, product or security related to the Indices or any components thereof) . This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the Indices. Any of these activities may affect the Indices or transactions, products or securities related to the Indices. Investors should make their own independent investigation of the merits of investing in contracts or products related to the Indices.

THE INDICES HAVE VERY LIMITED PERFORMANCE HISTORY -- Calculation of EMERALD
began on October 12, 2009. Calculation of EMERALD EM began on January 13, 2011.
Therefore, the Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Indices was possible before those dates. The performance data prior to those dates shown in this presentation have been retrospectively calculated using historical data and the current methodology and do not reflect actual performance.
                                                                         Page 11

Important Notes

The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions. Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors. Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions.

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security related to EMERALD or EMERALD
EM (each, a "Structured Product") . Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured
Product.

Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

Deutsche Bank or persons associated with Deutsche Bank and their affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product.

Calculations of returns on Structured Products may be linked to a referenced index or interest rate. As such, the Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Structured Product denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These Structured Product may not be readily realizable investments and are not traded on any regulated market.
Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF
THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES,
INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED
PRODUCT. YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU
CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE.

Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world. Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.
                                                                         Page 12

Important Notes

Structured Products linked to EMERALD or EMERALD EM discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

License Agreement with S-P

Any Structured Products are not sponsored, endorsed, sold or promoted by
Standard and Poor's, a division of the McGraw -Hill Companies, Inc., which we refer to as S-P. S-P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the Structured
Products particularly, or the ability of the S-P 500[R] to track general stock market performance. S-P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S-P without regard to
Deutsche Bank AG or the Structured Products. S-P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S-P 500[R]. S-P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured
Products. S-P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S-P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S-P 500[R]
OR ANY DATA INCLUDED THEREIN AND S-P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS OR INTERRUPTIONS THEREIN. S-P MAKES NO WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE STRUCTURED
PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S-P 500[R] INDEX OR
ANY DATA INCLUDED THEREIN. S-P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S-P 500[R] OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S-P HAVE ANY
LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD and POOR'S", "S-P", "S-P 500" AND "500" ARE TRADEMARKS OF THE MCGRAW
-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG.
STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S-P AND
S-P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE
STRUCTURED PRODUCTS.
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